69767011(D) 1/07 25/PKG

U-HAUL

DEALERSHIP CONTRACT

MCO	RT	
MONTH	DAY	YEAR

www.uhaul.com
www.uhauldealer.com

THIS AGREEMENT is by and between the U-HAUL® CO. OF ______________________ ("U-Haul")

located at the business mailing address set forth hereafter and ______________________ (Print Dealer's Name)

______________ (Dealer Code) ("Dealer") located at the business mailing address set forth hereafter ("Agreement").

RECITALS

U-Haul is in the do-it-yourself moving business of renting trucks, trailers and support rental equipment (the "Equipment"). U-Haul offers the Equipment, in part, through a network of independent dealers that generally operate their own primary, pre-existing and independent businesses. Such dealers act as agents of U-Haul for purposes of renting the Equipment. Dealer operates an independent business at the site identified hereafter (the "Dealer Location"). Dealer desires to become a U-Haul dealer and further desires to benefit from the programs generally offered by U-Haul to dealers, on the terms and conditions set forth herein.

AGREEMENT

1. Dealership.

U-Haul hereby appoints Dealer as an agent for the Equipment for and on behalf of U-Haul, in regard to the properties identified on Exhibit B hereto. Dealer acknowledges that the Equipment is consigned and title to the Equipment shall remain in U-Haul and/ or its affiliates at all times. Dealer agrees to conduct the U-Haul dealership only at the Dealer Location.

U-Haul and Dealer agree that the first ninety (90) days of this Agreement is probationary. Additional commissions incentives listed below will be 1 percent less than the commissions the dealer qualifies for during the probationary period.

2. Commissions; Equipment Commission Percentages/Additional Commissions Incentive; Fast Pay Program; Additional Commissions Incentive Requirements Continued.

a. Commissions. U-Haul shall pay to Dealer commissions (the "Commissions") on the gross revenue from the rental of the Equipment (the "Commissionable Fees"). Commissionable Fees do not include revenue from the collection of sales tax, deposits, distribution fees, Canadian duty fees, "SAFEMOVE®" fees, "SAFETOW®" fees, collection or credit fees. Commissions are subject to adjustment for applicable deductions, chargebacks and other adjustments.

The Commissions shall be based on the following schedule:

i.	Trailers and standard rental equipment (except auto transports, tow dollies and motor vehicles)	30% (20% for ONE-WAY RENTALS)
ii.	Motor Vehicles	15%
iii.	Auto transports and tow dollies	20%

b. Equipment/Commissions Percentages/Additional Commissions Incentive. All gross revenue from the rental of the Equipment shall be remitted at least weekly by Dealer to U-Haul as directed by U-Haul. U-Haul shall pay to Dealer an additional commissions incentive (in the amount set forth in the table below) on all Commissionable Fees for every month in which Dealer has strictly complied with the requirements of the applicable Dealer Class and with all requirements set forth in paragraph 2e. and when required, the requirements of 2d.

Dealer Class	ADDITIONAL COMMISSIONS INCENTIVE	Percent
"AAA"	Attaining "A" performance level, rental of trailers, being open 7 days a week, and on Web B.E.S.T.® Fast Pay and Secured Online Affiliate Rental (S.O.A.R.) Programs	5%
"AA"	Attaining "A" performance level, and either (i) rental of trailers or (ii) being open 7 days a week on Web B.E.S.T.® Fast Pay and Secured Online Affiliate Rental (S.O.A.R.) Programs	4%
"A"	Rental of all motor vehicles, auto transport, tow dollies and other support rental items on Web B.E.S.T.® Fast Pay and Secured Online Affiliate Rental (S.O.A.R.) Programs	3%

SELECT DEALER CLASS: "AAA" ____ "AA" ____ "A" ____

Dealer's Initials__________

Note: *Dealer class may change automatically if Dealer qualifies for or fails to meet or maintain a particular classification as described above.*

c. U-Haul Fast Pay Program (Electronic Funds Transfer Program) and Dealer Authorizations. Pursuant to Dealer's participation in the Fast Pay Program, U-Haul will electronically deposit into Dealer's account identified below, the Commissions earned by Dealer for the rental of the Equipment (as adjusted for applicable deductions, chargebacks and other adjustments). Furthermore, U-Haul will electronically withdraw from Dealer's account identified below, all net gross revenue due U-Haul as shown on the Dealer's final closing of the "Monday Report" (the Monday Report is an accurate report of the Dealer's rental transactions for the seven days preceding that Monday and a current inventory of the Equipment for that Monday) for the rental of the Equipment. Dealer shall maintain in its account for withdrawals that amount of funds sufficient to cover the net gross revenue shown on the Dealer's final closing of the Monday Report.

All withdrawals from Dealer's account hereunder may be conducted weekly by U-Haul. All deposits into Dealer's account may be conducted (please check one; if nothing is checked, deposits will be conducted weekly):

Weekly: ____.

Monthly: ___.

Dealer, for purposes of its participation in the U-Haul Fast Pay Program, hereby expressly and irrevocably authorizes U-Haul and the parent company of U-Haul and the bank indicated below, to DEPOSIT the Commissions earned for the rental of the Equipment in its bank account and in the bank identified below. Furthermore, Dealer hereby expressly and irrevocably authorizes U-Haul and the parent company of U-Haul to WITHDRAW from its bank account and the bank identified below all the net gross revenue from the Dealer's final closing of the Monday Report for the rental of the Equipment from Dealer's account identified below. Dealer shall indemnify and defend U-Haul and the parent company of U-Haul (their Directors, Officers and employees) and hold U-Haul and the parent company of U-Haul (their Directors, Officers and employees) harmless, from any claims, damages, losses, liabilities, demands, suits, causes of actions or disputes arising or resulting from Dealer's authorizations herein. Notwithstanding for foregoing, all Commissions shall flow through the Blocked Account of Dealer.

DEPOSIT

CHECKING ACCOUNT INFORMATION:		SAVINGS ACCOUNT INFORMATION:	
BANK NAME		BANK NAME	
TRANSIT ROUTING NO.	ACCOUNT NO.	TRANSIT ROUTING NO.	ACCOUNT NO.
STREET ADDRESS		STREET ADDRESS	
CITY, STATE (PROVINCE), ZIP (POSTAL CODE)		CITY, STATE (PROVINCE), ZIP (POSTAL CODE)	

WITHDRAW

CHECKING ACCOUNT INFORMATION:		SAVINGS ACCOUNT INFORMATION:	
BANK NAME		BANK NAME	
TRANSIT ROUTING NO.	ACCOUNT NO.	TRANSIT ROUTING NO.	ACCOUNT NO.
STREET ADDRESS		STREET ADDRESS	
CITY, STATE (PROVINCE), ZIP (POSTAL CODE)		CITY, STATE (PROVINCE), ZIP (POSTAL CODE)	

d. Fast Pay Program Operation/Access If the Fast Pay Program is not in operation or Dealer is unable to access the Fast Pay Program for whatever reason, Dealer shall mail postmarked Monday of every week the Monday Report to U-Haul (or as otherwise directed by U-Haul in its sole discretion), even if no equipment rental transactions have occurred. U-Haul shall cause to be mailed to Dealer a check in the amount of the Commissions (as adjusted for applicable deductions, chargebacks and other adjustments) earned by Dealer for the rental of the Equipment reported during the preceding month. Dealer shall include with the Monday Report a certified check or money order (and, for customer credit card transactions, the credit card transaction documentation) for all gross revenue from all equipment rental transactions and pre-paid reservation deposits for the prior seven days. Such

Dealer's Initials__________

payment of gross revenue shall not be in the form of cash, customer checks nor Dealer's personal or business credit cards (except as permitted above for customer credit card transactions). Dealer shall remit future funds by certified check for not less than the next eight weeks upon the occurrence of one or more of any of the following events: Dealer fails to include a certified check or money order, or; if certified check or money order is dishonored by Dealer's bank, or; if Dealer on Fast Pay Program fails to deposit funds sufficient to cover the amount shown on the final closing of the Monday report, or; if the payment is significantly inaccurate, or; when required, if Dealer fails to properly endorse the certified check or money order.

e. Additional Commissions Incentive Requirements Continued. Dealer must also comply with the reservation management policies, procedures and rates (including but not limited to immediately reporting in Web B.E.S.T. all dispatches, receives and paid reservations), must honor all referral and remote rental requests, must share Equipment and comply with the EZ-FUEL[SM] policy program receiving and dispatching procedures and Meaningful Assurance procedures.

3. U-Haul Obligations to Dealer:

a. Web B.E.S.T. Web Site and Software. U-Haul grants to Dealer a limited, non-exclusive, non-transferable and non-assignable license to access the Web B.E.S.T. Web Site and to use the Web B.E.S.T Software including any of its related documentation, bulletins, information, manuals and updates all of which are collectively and hereinafter referred to as "Web B.E.S.T.".

Dealer acknowledges and agrees that Web B.E.S.T., is provided by U-Haul for the purpose of allowing Dealer to automate its U-Haul related activities. Furthermore, Dealer acknowledges and agrees that Web B.E.S.T., among other important benefits, will allow Dealer to utilize an Electronic Scheduling Log for the efficient scheduling of customers and utilization of Equipment, it will allow for Dealer's participation in the Secured Online Affiliate Rental (S.O.A.R) Program, it will allow access to real time online rental rates, and it will allow access to Equipment identification history.

Dealer shall pay a monthly fee of $____0____ for its access to and use of Web B.E.S.T. Dealer acknowledges and agrees that this fee is subject to change by U-Haul in its sole discretion upon written notice which notice shall be an effective amendment to this agreement.

Upon request, U-Haul shall provide Dealer with reasonably necessary training for use of Web B.E.S.T. Dealer agrees that it has no ownership rights in Web B.E.S.T. Dealer agrees that it only has a right to access and use Web B.E.S.T. only for as long as this Agreement remains in full force and effect. Dealer acknowledges and agrees that Web B.E.S.T. contains certain proprietary information. Dealer hereby agrees to maintain at all times the proprietary nature of Web B.E.S.T. Dealer agrees to reasonably communicate the terms and conditions of this Agreement to all Dealer employees who come into contact with Web B.E.S.T., and to use best efforts to ensure their compliance with such terms and conditions. Web B.E.S.T. contains material, including source code, that is protected by United States Copyright Law and trade secret law, and by international treaty provisions. This Web Site contains trademarks, service marks, other copyrighted material, inventions, know how, potential patentable business method material, design logos, phrases, names, logos or HTML Code which are protected. Dealer does not have ownership rights under the copyright and trademark laws with regard to the "look," "feel," "appearance" and "graphic function" of Web B.E.S.T. including but not limited to its color combinations, sounds, layouts and designs. Except as specifically provided by this Agreement, Dealer agrees and acknowledges that its access to and use of Web B.E.S.T. does not confer upon it any other license or permission of access or use to other U-Haul systems or services. Dealer shall not publish, display, disclose, rent, lease, modify, loan, distribute, or create derivative works based on Web B.E.S.T. or any part thereof. Dealer may not reverse engineer, decompile, translate, adapt, or disassemble the Software, nor shall Dealer attempt to create the source code from the object code for Web B.E.S.T. Any and all derivative works, improvements and enhancements of the Web B.E.S.T. shall not inure to Dealer. All rights not granted to Dealer herein are expressly reserved.

U-Haul disclaims any and all responsibility and liability for any interaction, interoperability, access or connection problems, Internet service provider failures or failures and problems with applications, or equipment and services which are, directly or indirectly, related to the Dealer's hardware and software. Furthermore, U-Haul disclaims any and all responsibility and liability for any

Dealer's Initials_________

interruptions, problems or failures occurring on Dealer hardware and software which are caused, directly or indirectly, by Web-related downloads for Web B.E.S.T. or by any access or use of Web B.E.S.T. U-Haul disclaims any and all responsibility and liability for any downtime associated with maintenance of Web B.E.S.T. or for any act or event not within it's control, specifically including but not limited to Acts of God, power failures, strikes, riots, and governmental and regulatory authority. SUBJECT TO APPLICABLE LAW, THE TOTAL LIABILITY OF U-HAUL RELATED TO THE DEALER'S USE OF WEB B.E.S.T. WILL BE LIMITED TO DIRECT ACTUAL DAMAGES AND SHALL NOT INCLUDE ANY LIABILITY FOR PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR INDIRECT DAMAGES, SPECIFICALLY INCLUDING LOSS OF PROFITS, LOSS OF DATA OR OTHER BUSINESS INTERRUPTION DAMAGES. U-HAUL DOES NOT PROVIDE, AND SPECIFICALLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EXPLICITLY OR IMPLICITLY, FOR WEB B.E.S.T. AND ANY WEB-RELATED DOWNLOADS FOR WEB B.E.S.T., AND SPECIFICALLY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTY ARISING BY COURSE OF DEALING OR COURSE OF PERFORMANCE. FURTHERMORE, U-HAUL SPECIFICALLY DISCLAIMS ANY WARRANTY OR REPRESENTATION THAT WEB B.E.S.T. IS "HACK-FREE" OR OTHERWISE NOT SUBJECT TO SECURITY BREACHES, THAT THE ACCESS OR USE OF WEB B.E.S.T. WILL BE PROVIDED WITHOUT ANY DOWNTIME, ERROR-FREE, WITHOUT INTERRUPTION, AND/OR THAT WEB B.E.S.T. WILL MEET DEALER REQUIREMENTS. WEB B.E.S.T. IS PROVIDED ON AN "AS IS" BASIS WITHOUT EXCEPTION. U-Haul shall not provide any hardware or software to Dealer, any installation services, any printer or paper supplies, any hardware or software support for the Dealer, and/or perform any Internet service provider functions. Some jurisdictions do not allow for the disclaimer of certain warranties or limitations of liability so they may not apply to Dealer

b. Equipment, Supplies, Training, Telephone and Yellow Pages. U-Haul shall make available Equipment, supplies, basic signage, instructions, promotional and sales material, and necessary training and instructions for operating a U-Haul dealership. U-Haul shall determine, in its sole discretion, the amount and kind of Equipment, supplies, training and instructions for the Dealer Location. U-Haul shall use best efforts, subject to Dealer's obligations hereunder, to install a U-Haul dedicated telephone line at Dealer's location and to place Dealer's location address under a U-Haul advertisement in a yellow pages directory or directories selected by U-Haul in its sole discretion. U-Haul in its sole discretion shall refer to Dealer, from time to time, customer reservations that result from the U-Haul 1-800 telephone number or uhaul.com.

c. Hold Harmless. U-Haul shall hold Dealer harmless from any and all liability incurred by Dealer solely in its capacity as a U-Haul dealer for property damage or personal injury to third parties involving the Equipment and to indemnify, hold harmless and defend Dealer against any claims, actions or suits arising against Dealer solely in its capacity as a U-Haul dealer. If U-Haul defends Dealer hereunder, U-Haul will hire and appoint the attorney and Dealer agrees to fully cooperate with that attorney. This indemnification shall be effective only if the Equipment is being rented or used under a valid U-Haul Rental Contract, if Dealer has complied with U-Haul hookup procedures and other instructions, if Dealer has collected the applicable rental and other fees prior to dispatching the Equipment, if Dealer has performed the U-Haul receiving and dispatching procedures, and if Dealer has issued the appropriate User's Guide, U-Haul Rental Contract and applicable addenda. This indemnification shall not apply to the negligence or misconduct or intentional acts of Dealer, its employees, agents, affiliates, subsidiaries or representatives. Furthermore, this indemnification shall not apply if Dealer rents the Equipment to itself or to any of its employees, agents, related entities or representatives of any kind.

d. Risk of Loss. U-Haul shall assume all responsibility for loss due to theft, vandalism or damage of the Equipment while in the custody of Dealer; provided, however, that Dealer and its agents shall not intentionally damage the Equipment and shall use reasonable efforts to protect and preserve the Equipment and all other U-Haul property in its custody.

e. Limited License. U-Haul grants to Dealer a non-exclusive, non-assignable and limited license to use the trademark "U-Haul" and other U-Haul trademarks, service marks, brandnames and trade dress (herein the "U-Haul Marks") as well as certain copyright materials in connection with the dealership, the terms of this Agreement and in accordance with U-Haul policies. The Dealer shall

not use the U-Haul Marks or any U-Haul logo or copyright materials in any promotion, telephone listing or Yellow Pages Directory advertisement, domain name, internet or other computer site, or otherwise without the prior and specific written consent of the U-Haul President. Except as specifically provided by the terms of this Agreement, no right, property, license, permission or interest of any kind in or to the U-Haul Marks or U-Haul copyright materials is or is intended to be given or transferred to or acquired by Dealer. Dealer shall in no way contest or deny the validity of, or the use, right or title of U-Haul, in or to the U-Haul Marks and U-Haul copyright materials, and shall not encourage or assist others directly or indirectly to do so. Dealer shall not utilize the U-Haul Marks or U-Haul copyright materials in any manner that would diminish their value or harm the reputation of U-Haul. This limited license shall terminate immediately upon termination of this Agreement, and Dealer agrees to pay to U-Haul all benefits Dealer may receive from the U-Haul Marks and copyright materials thereafter. Upon termination of this Dealership Contract, Dealer immediately shall discontinue all use of the U-Haul Marks and U-Haul copyright material and surrender to U-Haul all U-Haul equipment, signs, documents as well as any other materials bearing the U-Haul Marks, and make no further use of any signs, graphics and materials.

f. Quick Claim Settlement Commissions. U-Haul shall pay Dealer (monthly with Commissions) an amount equal to 35% of the total amount collected by Dealer from customers pursuant to the quick claim settlement (QCS) procedures.

4. Dealer Obligations to U-Haul:

a. Equipment Promotion and Instruction Compliance. Dealer shall effectively promote all Equipment rentals at the Dealer Location including, but not limited to, properly cleaning and displaying the Equipment. Dealer shall (i) read and comply with all U-Haul maintenance and hookup procedures, U-Haul manuals, decals, bulletins, User's Guides and programs, and cause all personnel employed at the Dealer Location to be properly trained and to comply with all U-Haul instructions and procedures; (ii) cause the appropriate U-Haul rental contract and addenda to be properly completed, signed by the customer, and delivered to the customer; (iii) collect all rental fees prior to dispatching the Equipment and issue the appropriate User's Guide; (iv) instruct each customer in the proper use and operation of the Equipment as outlined by the User's Guide; (v) attach or hook up the Equipment on or to the customer's vehicle in a safe and workmanlike manner, and in accordance with U-Haul written procedures; (vi) cooperate with, interact and communicate with U-Haul customers and personnel in a professional manner and (vii) comply with all terms, procedures and programs set forth in the U-Haul Dealer Operations Manual, including but not limited to prominently displaying the Equipment, distributing the Equipment, notifying reservation management, sharing equipment, following Meaningful Assurance procedures, dispatching and receiving the Equipment, honoring customer referrals issued by U-Haul, scheduling the Equipment using the scheduling log, performing authorized safety certifications, completing equipment damage reports (EDR), using QCS procedures, and inspecting for the use of and charging the customer for used, damaged and lost dollies and pads: (viii) allow U-Haul to use any Dealer provided e-mail address, but only for those purposes related to the performance of this Agreement. Dealer shall perform receiving and dispatching procedures as explained by U-Haul on each and every item of the Equipment upon receipt and dispatch of the Equipment, including but not limited to completing all relevant inspections, inquiries and paperwork, checking and correcting the tire pressure, fluid levels, non-functioning lights, cleanliness, and visible damage. Dealer shall perform repair work designated as "Minor Maintenance" (as set forth in the Dealer Operations Manual) on the Equipment. All parts needed for such repair shall be furnished by or paid for by U-Haul. Dealer shall report to U-Haul within 24 hours, all damaged Equipment, Equipment requiring maintenance or repair, and missing Equipment

b. Telephone and Yellow Pages. Dealer shall pay, via a deduction from Commissions, the monthly cost of a telephone line to be installed and maintained at the Dealer Location at the sole discretion of U-Haul. The telephone line shall be in the name of U-Haul and Dealer shall acquire no interest therein. If U-Haul elects to install a telephone line, U-Haul shall pay the initial installation costs as well as monthly charges of the telephone line until a telephone directory listing and/or Yellow Pages Directory advertisement in which the telephone line number appears is published. U-Haul will pay the costs for any U-Haul Yellow Pages Directory advertisement that includes Dealer's location address. Dealer acknowledges and agrees that its inclusion in, and removal from, Yellow Pages Directory advertising is subject to U-Haul and Yellow Pages publisher's policies

Dealer's Initials_________

(over which U-Haul has no control). Dealer also shall pay, via a deduction from Commissions, the amount of $5 for each one-way rental that is the result of a reservation made through the U-Haul 1-800 telephone number or uhaul.com.

c. Record Keeping. Dealer shall account for all odometer mileage accumulated on the Equipment, if relevant, while in Dealer's possession and allow U-Haul to deduct from Dealer's commission $1 per mile for any mileage not properly accounted for on a valid rental contract. Dealer shall also allow U-Haul to deduct $100 for any missing rental contract or reservation deposit receipt and to deduct the face value of any unreported contract. Dealer also agrees to account for all rental contract books and reservation deposit receipt books issued to Dealer.

d. Equipment Possession And Return. Dealer shall permit U-Haul representatives to enter Dealer's premises at any reasonable time to inspect or remove U-Haul Equipment accounting records, other equipment and supplies, electronic reporting and computer equipment, and other U-Haul property. Dealer shall properly maintain all U-Haul accounting records, contracts, equipment, supplies and other property in Dealer's custody. Rental contracts and nightly closings are to be kept for three (3) years. Dealer shall immediately return all such U-Haul property to U-Haul upon demand. Dealer shall not charge U-Haul any fee associated with its possession (including storage) of U-Haul Equipment and property

e. Equipment Revenue and Taxes. Dealer agrees to collect all gross revenues from the rental of the Equipment in Dealer's capacity as agent and fiduciary for U-Haul and that title and ownership of such funds are vested at all times in U-Haul. Dealer shall collect from the customer any sales or use tax applicable to the rental of the Equipment, and report and remit such taxes to U-Haul as appropriate, unless otherwise required by law. Dealer shall indemnify U-Haul for any liability incurred as a result of a breach of this provision.

f. Location and Transferability. Dealer agrees that any change in the Dealer Location shall require prior written notice to and prior written approval by U-Haul. Dealer further agrees that it will give thirty (30) days written notice of any intended sale or transfer of ownership of the business located at the Dealer Location. The dealership and this Agreement are not transferable without the prior written consent of U-Haul.

g. Goodwill. Dealer acknowledges that any goodwill which may accrue as a result of this Agreement shall be for the benefit of U-Haul. Dealer further agrees that any goodwill or other value that may arise from Dealer's use of the U-Haul marks, U-Haul intellectual property, or U-Haul confidential information will belong exclusively to U-Haul.

h. Proprietary and Confidential Information. For the specific purposes of this Agreement, U-Haul will disclose to Dealer certain U-Haul proprietary information that may include, but not be limited to, the Dealer Operations Manual, pricing information, scheduling logs, sales practices, financial information, marketing strategies, day-to-day business operations, capabilities, systems and technologies. Dealer acknowledges and agrees that all such information shall be confidential and shall, at all times, remain confidential. Furthermore, Dealer agrees that it shall not, at any time, during or after the termination of this Agreement, directly or indirectly, reveal, disseminate or disclose, in any manner, any such information to any person, firm, corporation or other entity of any kind, unless such disclosure is to a U-Haul related entity or such disclosure is expressly authorized in writing by the U-Haul Co. President. Dealer further acknowledges and agrees that any breach of this provision shall cause U-Haul irreparable harm and as a result, U-Haul is without any adequate remedy at law.

i. Noncompetition Covenant. Dealer represents, warrants and covenants that, during the term of this Agreement, Dealer, for itself, its heirs, assigns, successors, shareholders, officers, directors, employees, principals, partners, agents, managers and members, shall not engage in any equipment rental business at the Dealer Location or at any other place which offers the rental of equipment that is similar to that offered by U-Haul (including but not limited to Budget, Penske or Enterprise rental equipment). Upon termination of this Agreement for any reason, Dealer warrants, covenants and agrees that, at the Dealer Location and within a three (3) mile radius of the Dealer Location, Dealer, its heirs, assigns, successors, shareholders, officers, directors, employees, principals, partners, agents, managers and members shall not engage in or represent or render any service

Dealer's Initials_________

(including but not limited to the lease of, or other provision of, lot or office space at Dealer Location) either on its own behalf or in any capacity for any other person or entity engaged in any equipment rental business similar to that operated by U-Haul (including but not limited to Budget, Penske or Enterprise rental equipment business) for the duration of any then-existing or contracted-for U-Haul telephone directory listing(s) and/or U-Haul Yellow Pages Directory advertisement that includes the Dealer Location address.

Dealer acknowledges and agrees that for a minimal charge it receives a considerable benefit from its access to and use of Web B.E.S.T. And where applicable, Dealer further acknowledges and agrees that it receives a considerable benefit from its inclusion in any U-Haul Yellow Pages Directory advertisement at U-Haul's cost. Therefore, Dealer hereby further agrees to extend the noncompetition obligation of Dealer as set forth above to cover the rental of do-it-yourself moving equipment for a period of one (1) year after termination of all other accumulated Dealer noncompetition obligations as set forth above.

Dealer acknowledges and agrees that any breach of this noncompetition covenant shall cause U-Haul irreparable harm and as a result, U-Haul shall have no adequate remedy at law. Furthermore, Dealer acknowledges and agrees that U-Haul has the right to seek and obtain injunctive relief against any breach of the noncompetition covenant of the Agreement. In the event any part of this provision is determined to be unenforceable by a court of competent jurisdiction, the remainder of this provision shall be enforceable to the fullest extent permitted by such court.

j. Compliance with Laws. Dealer shall operate the U-Haul dealership in compliance with all applicable laws.

k. Agency Relationship. Dealer represents, warrants and agrees that the dealership created under this Agreement is an agency relationship and shall not under any circumstances constitute a franchise under any law. Dealer hereby disclaims and waives any rights that may arise under such franchise laws and agrees not to assert any rights based on franchise law.

5. Effective Date/Term/Termination.

This Agreement is made effective on the date indicated on the first page and if no date is indicated there, then that date of execution by the last party to this Agreement is the effective date. This Agreement may be terminated by either party without cause on thirty (30) days prior written notice or immediately by either party without notice upon breach of this Agreement by the other party. In addition, the Agreement upon U-Haul's sole discretion, may be terminated immediately without any notice, upon the transfer of the Dealer Location or the Dealer's business, or the dissolution, termination, death, insolvency or bankruptcy of Dealer. In any event, this Agreement shall terminate at the later of three (3) years from the effective date hereof or upon the expiration of the telephone directory listing and/or Yellow Pages Directory advertising then in effect on such three (3) year anniversary date. Within ninety (90) days after the termination of this Agreement, U-Haul shall render a final account of the dealership and each party shall promptly remit any sums due to the other party.

6. Miscellaneous.

In the event suit or action is instituted by U-Haul under this Agreement, the Dealer agrees to pay in addition to the costs and expenses permitted by statute or judment, U-Haul's reasonable attorneys' fees. This Agreement may be assigned by U-Haul to any affiliated U-Haul company upon notice to Dealer. This Agreement may not be assigned by Dealer. No alteration (handwritten or otherwise) to this Agreement shall be valid, even if initialed by the parties with the exception of a change in the monthly fee for the access and use of Web B.E.S.T. as set forth in section 3 (a). No amendment of this Agreement, or waiver of any of its provisions, shall be binding upon either party hereto unless the same be agreed to in a writing by the U-Haul President. All written notices to be provided hereunder shall be sent by mail to the business office addresses of the parties identified at the end of this Agreement. Each provision of this Agreement is severable. If any provision herein is unenforceable for any reason whatsoever, and such unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts shall be valid and enforceable. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

This Agreement supersedes any and all prior discussions and agreements between the parties (including any previously executed Dealership Contract) and this Agreement to the extent set forth herein contains the sole, final and complete expression and understanding among the parties hereto with respect to the transactions and obligations contemplated hereby. No person other than the parties hereto shall have any rights or claims under this Agreement. The parties agree that adequate consideration has been given for this Agreement. Dealer further acknowledges that U-Haul is engaged in additional programs related to the do-it-yourself moving business in which Dealer may be invited to participate, from time to time, and that Dealer may be required to provide additional consideration for the opportunity to participate in such programs.

DEALER:

(DEALERSHIP BUSINESS NAME)

(DEALERSHIP STREET ADDRESS)

(DEALERSHIP CITY, STATE, ZIP CODE)

(DEALERSHIP LOCATION ADDRESS, IF DIFFERENT)

(ADDITIONAL ADDRESS AT WHICH EQUIPMENT IS STORED, IF APPLICABLE)

DEALERSHIP CODE NUMBER ASSIGNED

STATE SALES TAX REGISTRATION NUMBER

By: ______________________

Printed name:

Title: ______________________

Date: ______________________

U-HAUL:

U-HAUL CO OF ______________________

(U-HAUL STREET ADDRESS)

(U-HAUL CITY, STATE, ZIP CODE)

By: ______________________
U-HAUL CO PRESIDENT SIGNATURE

Printed Name: ______________________

Title: ______________________

Date: ______________________